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                           AMENDED AND RESTATED CERTIFICATE
                                 OF INCORPORATION OF
                                HYBRID NETWORKS, INC.

    Hybrid Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

    FIRST:  The name of the Corporation is Hybrid Networks, Inc.

    SECOND: The date on which the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is June 6, 1990, under the name of Hybrid Networks, Inc. The Certificate of Incorporation of the Corporation was amended and restated on September 15, 1992 and was further amended on January 12, 1994, on October 21, 1994, February 15, 1995, May 25, 1995, December 22, 1995, July 17, 1996, February 17, 1997 and
__________________, 1997.

    THIRD: The Board of Directors of the Corporation, at a meeting duly called and held, adopted resolutions further amending and restating the Restated Certificate of Incorporation to read in full as follows:

    RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                      ARTICLE I

    The name of the Corporation is Hybrid Networks, Inc.

                                      ARTICLE II

    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                     ARTICLE III

    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV

    The Corporation is authorized to issue two classes of stock to be designated, respectively, "PREFERRED STOCK" and "COMMON STOCK." The total number of shares which the Corporation is authorized to issue is One Hundred and Eighteen Million (118,000,000) shares. One Hundred Million (100,000,000) shares shall be designated Common Stock, par value $.001 per share ("COMMON STOCK"), and Eighteen Million (18,000,000) shares shall be designated Preferred Stock,

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par value $.001 per share ("PREFERRED STOCK").  One Million Five Hundred
Forty-Seven Thousand One Hundred and Seventy Five (1,547,175) shares of the Preferred Stock shall be designated Series A Preferred Stock, par value $.001 per share ( "SERIES A PREFERRED STOCK"), One Million Two Hundred and Thirty-Seven Thousand Four Hundred and Thirty-Nine (1,237,439) shares of the Preferred Stock shall be designated Series B Preferred Stock, par value $.001 per share ("SERIES B PREFERRED STOCK"), Seven Hundred Sixty-One Thousand Six Hundred and Ninety Four (761,694) shares of the Preferred Stock shall be designated Series C Preferred Stock, par value $.001 per share ("SERIES C PREFERRED STOCK"), Five Million Two Hundred Fifty-One Thousand and Three (5,251,003) shares of the Preferred Stock shall be designated Series D Preferred Stock, par value $.001 per share ("SERIES D PREFERRED STOCK"), One Million Three Hundred Fifteen Thousand Eight Hundred and Sixty-Four (1,315,864) shares of the Preferred Stock shall be designated Series E Preferred Stock, par value $.001 per share ("SERIES E PREFERRED STOCK"), Nine Hundred Eighty-Six Thousand Eight Hundred and Ninety-Eight (986,898) shares of the Preferred Stock shall be designated Series F Preferred Stock, par value $.001 per share ("SERIES F PREFERRED STOCK"), Six Million Three Hundred Sixty Thousand Three Hundred and Eighty-One (6,360,381) shares of the Preferred Stock shall be designed Series G Preferred Stock, par value $.001 per share ("SERIES G PREFERRED STOCK"), and Four Hundred Ninety-Seven Thousand Three Hundred and Twenty-Seven (497,327) shares of the Preferred Stock shall be designated Series H Preferred Stock ("SERIES H PREFERRED STOCK").

    The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock, other than the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, and to increase or decrease the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and/or Series H Preferred Stock (but not in the case of any series below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred stock.

                                      ARTICLE V

    Each outstanding share of Common Stock as of the date of effectiveness of these Amended and Restated Certificate of Incorporation shall be converted into and reconstituted as 0.37037 of one share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. In lieu of any fractional share, each holder of shares of Common Stock who would otherwise be entitled to receive a fraction of a share of Common Stock (after aggregating all shares of Common Stock held by such holder) shall be entitled to receive from the Corporation an amount in cash, without interest, equal to the fair market value of such fractional interest as determined by the Corporation's Board of Directors.

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                                      ARTICLE VI

    A. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. Subject to the rights of any series of Preferred Stock which may from time to time come into existence, the rights, preferences, restrictions and other matters relating to Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are as follows:

         1.   DIVIDEND PROVISIONS.

              a. The holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock, the holders of shares of Series C Preferred Stock, the holders of shares of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of shares of Series F Preferred Stock, the holders of shares of Series G Preferred Stock and the holders of shares of Series H Preferred Stock shall be entitled to receive, pari passu, dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on Common Stock of the Corporation, at the rate of, (i) with respect to the Series A Preferred Stock, $.03 per share per annum, (ii) with respect to the Series B Preferred Stock, $.13125 per share per annum, (iii) with respect to the Series C Preferred Stock, $.123 per share per annum, (iv) with respect to the Series D Preferred Stock, $.13125 per share per annum, (v) with respect to the Series E Preferred Stock and the Series F Preferred Stock $.114 per share per annum, (vi) with respect to the Series G Preferred Stock, $.28725 per share per annum and (vii) with respect to the Series H Preferred Stock, $.32 per share per annum. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall not be cumulative. No dividends shall be declared or paid with respect to Common Stock (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) unless a dividend of equal or greater amount per share (on an as-if converted to Common Stock basis) is first declared and paid with respect to Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock.

              b. In the event the Corporation shall declare a distribution (other than a distribution described in Section 2) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock and the holders of Series H Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock and the holders of Series H Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock,


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Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or
Series H Preferred Stock, as the case may be, are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         2.   LIQUIDATION PREFERENCE.

              a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock and the holders of Series H Preferred Stock shall be entitled to receive, pari passu prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) in the case of Series A Preferred Stock, the sum of (A) $.49 for each share of Series A Preferred Stock, as adjusted for stock dividends, combinations, splits, recapitalizations and the like ("AS ADJUSTED") with respect to such series of Preferred Stock (the "ORIGINAL SERIES A ISSUE PRICE"), plus (B) an amount equal to declared but unpaid dividends on such share, (ii) in the case of Series B Preferred Stock, the sum of (A) $1.75 for each share of Series B Preferred Stock, As Adjusted with respect to such series of Preferred Stock (the "ORIGINAL SERIES B ISSUE PRICE"), plus (B) an amount equal to declared but unpaid dividends on such share, (iii) in the case of Series C Preferred Stock, the sum of (A) $1.6411 for each share of Series C Preferred Stock, As Adjusted with respect to such series of Preferred Stock (the "ORIGINAL SERIES C ISSUE PRICE"), plus (B) an amount equal to declared but unpaid dividends on such share, (iv) in the case of Series D Preferred Stock, the sum of (A) $1.75 for each share of Series D Preferred Stock, As Adjusted with respect to such series of Preferred Stock (the "ORIGINAL SERIES D ISSUE PRICE"), plus (B) an amount equal to declared but unpaid dividends on such share, (v) in the case of Series E Preferred Stock, the sum of (A) $1.52 for each share of Series E Preferred Stock, As Adjusted with respect to such series of Preferred Stock (the "ORIGINAL SERIES E ISSUE PRICE"), plus (B) an amount equal to declared but unpaid dividends on such share, (vi) in the case of Series F Preferred Stock, the sum of (A) $1.52 for each share of Series F Preferred Stock, As Adjusted with respect to such series of Preferred Stock (the "ORIGINAL SERIES F ISSUE PRICE"), plus (B) an amount equal to declared but unpaid dividends on such share, (vii) in the case of Series G Preferred Stock, the sum of (A) $3.83 for each share of Series G Preferred Stock, As Adjusted with respect to such series of preferred Stock (the "ORIGINAL SERIES G ISSUE PRICE") and (viii) in the case of Series H Preferred Stock, the sum of (A) $4.05 for each share of Series H Preferred Stock, As Adjusted with respect to such series of preferred Stock (the "ORIGINAL SERIES H ISSUE PRICE"), plus (B) an amount equal to declared but unpaid dividends on such share. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock and the holders of Series H Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts (the "TOTAL PREFERENTIAL AMOUNT"), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of Series F Preferred Stock,


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the holders of Series G Preferred Stock and the holders of Series H Preferred
Stock in the ratio, with respect to each such holder, of (i) the preferential amount that such holder would have received if the Total Preferential Amount were distributed to all such holders to (ii) the Total Preferential Amount.

              b. After payment to the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock and the holders of Series H Preferred Stock of the amounts set forth in subsection 2.a. above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock then held by them.

              c. (i) A consolidation or merger of the Corporation with or into any other corporation or corporations pursuant to which the stockholders of the Corporation prior to the merger or similar transaction shall own less than 50% of the voting securities of the surviving corporation, (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or (iii) the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (excluding any issuance of capital stock upon the exercise of options, warrants or conversion rights issued prior to the Purchase Date, excluding any sale by the Corporation of Series G Preferred Stock if such sale is consummated on or before August 31, 1996 and excluding any issuance of capital stock upon the exercise of warrants issued in connection with any such sale of Series G Preferred Stock), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2 and shall entitle the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of Series F Preferred Stock, the holders of Series G Preferred Stock, the holders of Series H Preferred Stock and the holders of Common Stock to receive at the closing in cash, securities or other property (valued as provided in subsection 2.d. below) amounts as specified in subsections 2.a. and 2.b. above.

              d. Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

              e. The Corporation shall give each holder of record of Series A Preferred Stock, each holder of Series B Preferred Stock, each holder of Series C Preferred Stock, each holder of Series D Preferred Stock, each holder of Series E Preferred Stock, each holder of Series F Preferred Stock, each holder of Series G Preferred Stock and each holder of Series H Preferred Stock written notice of any impending event designated in subsection 2.a. above not later than 20 days prior to the stockholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The transaction shall in no event take place sooner than 20 days after the Corporation has given the notice provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock,


                                          5
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the holders of Series F Preferred Stock, the holders of Series G Preferred Stock and the holders of Series H Preferred Stock entitled to such notice rights or similar notice rights and representing at least a majority of the aggregate voting power of all then outstanding shares of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock.

              f. The provisions of subsection 2.e. above are in addition to the protective provisions of Section 6 hereof.

         3. REDEMPTION. Neither Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock nor Series H Preferred Stock is redeemable.

         4. CONVERSION. The holders of the outstanding shares of Series A Preferred Stock, the holders of the outstanding shares of Series B Preferred Stock, the holders of the outstanding shares of Series C Preferred Stock, the holders of the outstanding shares of Series D Preferred Stock, the holders of the outstanding shares of Series E Preferred Stock, the holders of the outstanding shares of Series F Preferred Stock, the holders of the outstanding shares of Series G Preferred Stock and the holders of the outstanding shares of Series H Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

              a.   RIGHT TO CONVERT.

                   (1) Subject to Section 4.c. below, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price at the time in effect for such share. The initial Series A Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Series A Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in Section 4.c.

                   (2) Subject to Section 4.c. below, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Series B Conversion Price at the time in effect for such share. The initial Series B Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Series B Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in Section 4.c.

                   (3) Subject to Section 4.c. below, each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series C Issue Price by the Series C Conversion Price at the


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time in effect for such share.  The initial Series C Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price; provided, however, that the Series C Conversion Price for the Series C Preferred Stock shall be subject to adjustment as set forth in Section 4.c.

                   (4) Subject to Section 4.c. below, each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series D Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D Issue Price by the Series D Conversion Price at the time in effect for such share. The initial Series D Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Series D Conversion Price for the Series D Preferred Stock shall be subject to adjustment as set forth in Section 4.c.

                   (5) Subject to Section 4.c. below, each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series E Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E Issue Price by the Series E Conversion Price at the time in effect for such share. The initial Series E Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price; provided, however, that the Series E Conversion Price for the Series E Preferred Stock shall be subject to adjustment as set forth in Section 4.c.

                   (6) Subject to Section 4.c. below, each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series F Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series F Issue Price by the Series F Conversion Price at the time in effect for such share. The initial Series F Conversion Price per share for shares of Series F Preferred Stock shall be the Original Series F Issue Price; provided, however, that the Series F Conversion Price for the Series F Preferred Stock shall be subject to adjustment as set forth in Section 4.c.

                   (7) Subject to Section 4.c. below, each share of Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series G Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series G Issue Price by the Series G Conversion Price at the time in effect for such share. The initial Series G Conversion Price per share for shares of Series G Preferred Stock shall be the Original Series G Issue Price; provided, however, that the Series G Conversion Price for the Series G Preferred Stock shall be subject to adjustment as set forth in Section 4.c.

                   (8) Subject to Section 4.c. below, each share of Series H Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series H

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Preferred Stock, into such number of fully paid and nonassessable shares of
Common Stock as is determined by dividing the Original Series H Issue Price by the Series H Conversion Price at the time in effect for such share. The initial Series H Conversion Price per share for shares of Series H Preferred Stock shall be the Original Series H Issue Price; provided, however, that the Series H Conversion Price for the Series H Preferred Stock shall be subject to adjustment as set forth in Section 4.c.

                   (9) Each share of Series A Preferred Stock, each share of Series B Preferred Stock, each share of Series C Preferred Stock, each share of Series D Preferred Stock, each share of Series E Preferred Stock, each share of Series F Preferred Stock, each share of Series G Preferred Stock and each share of Series H Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, at the time in effect immediately upon the earlier of (A) the consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "ACT"), the public offering price per share of which was not less than 175% of the then applicable Series G Conversion Price and that results in aggregate gross proceeds to the Corporation of $15,000,000.00 or more or (B) the date upon which the Corporation obtains (I) the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, considered in the aggregate, and (II) if the consent is obtained in connection with a public offering in which the public offering price is less than the then conversion price of any series of Preferred Stock, the consent of the holders of a majority of the then outstanding shares of such series.

              b. MECHANICS OF CONVERSION. Before any holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be entitled to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, or to the nominee or nominees thereof the shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock to be converted (except that, in the case of any automatic conversion pursuant to Section 4.a.(9), the conversion shall be deemed to have been made immediately prior to occurrence that triggers such conversion as provided in Section 4.a.(9)), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the shares of Common Stock issuable upon such conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

              c. CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price shall be subject to adjustment from time to time as follows:

                   (1)  A.   Upon each issuance by the Corporation of any
Additional Stock (as defined below), after the date upon which any shares of Series H Preferred Stock were first issued (the "PURCHASE DATE"), without consideration (except as provided in clause (3) below) or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (1)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock; it is provided, however, that during the period commencing on the Purchase Date and ending on January 23, 1998, upon each issuance of Additional Stock without consideration (except as provided in clause (3) below) or for a consideration per share less than the Series G Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series G Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided below in this clause (1)) be adjusted to the Effective Price (as defined below) at which such Additional Stock is issued. The "EFFECTIVE PRICE" for any issuance of shares of Additional Stock shall mean the greater of $1.75 or the quotient determined by dividing the total number of shares of Additional Stock issued by the Corporation in such issuance into the aggregate amount of consideration received by the Corporation therefor, as provided in this clause (1).

                        B. No adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections E.3. and E.4. below, no adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price pursuant to this subsection 4.c(1) shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, above the Conversion Price in effect immediately prior to such adjustment.

                        C. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                        D. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                        E. In the case of the issuance (whether before, on or after the Purchase Date), of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4.c.(1) and subsection 4.c.(2):

                             1.   The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4.c.(1)C and 4.c.(1)D, except as provided in subsection 4.c.(1)E.5), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                             2.   The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsection 4.c.(1)C and 4.c.(1)D, except as provided in subsection 4.c.(1)E.5).

                             3.   In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                             4.   Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; provided that no such recomputation shall have the effect of increasing or decreasing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as applicable, to an amount other than the amount that would have existed on the recomputation date had the unexercised options or rights never been issued.

                             5.   In determining the amount of consideration
received by the Corporation for or upon the issuance of any Additional Stock or other securities for the purposes of this subsection 4.c.(1) or 4.c.(2), the value of any options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (each a "DERIVATIVE SECURITY") issued by the Company shall be deemed to be zero (so that the issuance itself of any such Derivative Security shall not be deemed to increase or decrease the consideration otherwise received by the Corporation under this subsection 4.c(1) and subsection 4.c(2)), inasmuch as the rights under such Derivative Security shall be deemed to have been exercised immediately upon the issuance of such Derivative Security (as contemplated by subsections 4.c.(1)E.1 and 4.c.(1)E.2 above).

                   (2) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4.c.(1)E) by the Corporation after the Purchase Date other than

                        A. Common Stock issued pursuant to a transaction described in subsection 4.c.(3) hereof;

                        B. shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, or options, warrants or rights to acquire any such shares, issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes and approved by the Board of Directors of the Corporation) of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation; provided that the price at which such shares are issued (or, in the case of such options, warrants or rights, the exercise price thereof) is at the time of issuance of such shares (or at the time of the issuance of such options, warrants or rights, as the case may be) not less than the fair market value of such shares as determined by the Board of Directors; as provided in subsection 4.c(1)(E), the term "Additional Stock" shall not include any shares of capital stock that are issued upon the exercise of any options, warrants or rights excluded from the definition of Additional Stock hereunder;

                        C. shares of Common Stock issued or issuable upon conversion of or as a dividend or distribution on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock.

                   (3) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4.c.(1)E.

                   (4) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

              d. OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4.c.(3), then, in each such case for the purpose of this subsection 4.d., the holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock, the holders of shares of Series C Preferred Stock, the holders of shares of Series D Preferred Stock, the holders of shares of Series E Preferred Stock, the holders of shares of Series F Preferred Stock, the holders of shares of Series G Preferred Stock or the holders of shares of Series H Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

              e. RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction which is deemed a liquidation under this Article VI) provision shall be made so that the holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock, the holders of shares of Series C Preferred Stock, the holders of shares of Series D Preferred Stock, the holders of shares of Series E Preferred Stock, the holders of shares of Series F Preferred Stock, the holders of shares of Series G Preferred Stock and the holders of shares of Series H Preferred Stock shall thereafter be entitled to receive upon conversion of their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock, the holders of shares of Series C Preferred Stock, the holders of shares of Series D Preferred Stock, the holders of shares of Series E Preferred Stock, the holders of shares of

Series F Preferred Stock, the holders of shares of Series G Preferred Stock and the holders of shares of Series H Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be), shall be applicable after that event as nearly equivalent as may be practicable.

              f. NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock, the holders of shares of the Series C Preferred Stock, the holders of shares of Series D Preferred Stock, the holders of shares of Series E Preferred Stock, the holders of shares of Series F Preferred Stock, the holders of shares of Series G Preferred Stock or the holders of shares of Series H Preferred Stock against impairment.

              g.   NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                   (1) No fractional shares shall be issued upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, that the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                   (2) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A Conversion Price, the Series B

Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price or the Series H Conversion Price, as the case may be, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be.

              h. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series A Preferred Stock, to each holder of shares of Series B Preferred Stock, to each holder of shares of Series C Preferred Stock, to each holder of shares of Series D Preferred Stock, to each holder of shares of Series E Preferred Stock, to each holder of shares of Series F Preferred Stock, to each holder of shares of Series G Preferred Stock and to each holder of shares of Series H Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

              i. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

              j.   NOTICES.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be deemed given, with respect to each holder of record, (1) upon personal delivery to such holder, (2) on the fifth business day after deposit in United States mail, postage prepaid and addressed to such holder at such holder's address appearing on the records of the Corporation or at such other address as such holder may designate by advance notice in accordance with this Section 4.j, or (3) upon confirmed receipt by such holder of a facsimile transmission addressed to such holder and sent to such holder's fax number indicated for such holder in the records of the Corporation, or to such other fax number as such holder may designate by advance notice in accordance with this Section 4.j.

         5. VOTING RIGHTS. The holder of each share of Series A Preferred Stock, each share of Series B Preferred Stock, each share of Series C Preferred Stock, each share of Series D Preferred Stock, each share of Series E Preferred Stock, each share of Series F Preferred Stock, each share of Series G Preferred Stock and each share of Series H Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, as the case may be, could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote; it is provided, however, that (i) for so long as at least 2,000,000 shares of Series D Preferred Stock (As Adjusted with respect to such series of Preferred Stock) are outstanding, the holders of the outstanding shares of Series D Preferred Stock, voting separately as a series, shall have the right to elect or appoint two of the Corporation's directors (or two fifths of the Corporation's directors, if the Corporation has ten or more directors) and shall not be entitled to vote for the Corporation's other directors; (ii) for so long as at least 1,000,000 shares but less than 2,000,000 shares of Series D Preferred Stock are outstanding (As Adjusted with respect to such series of Preferred Stock), the holders of the outstanding shares of Series D Preferred Stock, voting separately as a series, shall have the right to elect or appoint one of the Corporation's directors (or one fifth of the Corporation's directors, if the Corporation has ten or more directors) and shall not be entitled to vote for the Corporation's other directors; (iii) commencing with the date on which shares of Series D Preferred Stock are first issued and for so long as at least 750,000 shares of Series A Preferred Stock are outstanding (As Adjusted with respect to such series of Preferred Stock), the holders of the outstanding shares of Series A Preferred Stock, voting separately as a series, shall have the right to elect or appoint one of the Corporation's directors (or one fifth of the Corporation's directors, if the Corporation has ten or more directors) and shall not be entitled to vote for the Corporation's other directors; (iv) commencing with the date on which shares of Series E Preferred Stock and shares of Series F Preferred Stock are first issued and for so long as at least 800,000 shares, in the aggregate, of Series E Preferred Stock and Series F Preferred Stock are outstanding (As Adjusted with respect to such series of Preferred Stock), the holders of Series E Preferred Stock and the holders of Series F Preferred Stock, voting together (but separately from any other capital stock) shall have the right to elect or appoint one of the Corporation's directors (or one-fifth of the Corporation's directors, if the Corporation has ten or more directors) and shall not be entitled to vote for the Corporation's other directors and (v) the holders of shares of Preferred Stock shall be entitled to vote upon any change in the authorized number of Corporation's directors as provided in Article VII.

         6. PROTECTIVE PROVISIONS. So long as at least 700,000 shares of Series A Preferred Stock, at least 500,000 shares of Series B Preferred Stock, at least 250,000 shares of Series C Preferred Stock, at least 2,000,000 shares of Series D Preferred Stock, at least 600,000 shares of Series E Preferred Stock, at least 400,000 shares of Series F Preferred Stock, at least

1,500,000 shares of Series G Preferred Stock or at least 200,000 shares of Series H Preferred Stock are outstanding, in each case As Adjusted with respect to such series of Preferred Stock, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock:

              a. (i) merge into or consolidate with or into any other corporation (other than a wholly owned subsidiary corporation) pursuant to which the stockholders of the Corporation prior to the merger or similar transaction shall own less than 50% of the voting securities of the surviving corporation;
(ii) sell, convey, or otherwise dispose of all or substantially all of its property or business; or (iii) effect a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (other than pursuant to the sale of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock), Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock; or

              b. increase the authorized number of shares of Preferred Stock or Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock; or

              c. create any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over, or being on a parity with, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock with respect to voting, dividends or upon liquidation; or

              d. effect any liquidation, dissolution or winding-up of the Corporation; or

              e. pay or declare any dividend or distribution on, or redeem (other than pursuant to agreements approved by the Board of Directors of the Corporation with the holders thereof providing for repurchase of shares of Common Stock upon termination of employment with or services to the Corporation) any shares of Common Stock; or

              f. do any act or thing that would result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provisions of the Internal Revenue Code as hereafter from time to time in effect).

         7. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Corporation not otherwise expressly provided for in this Amended and Restated Certificate of Incorporation shall be vested in the Common Stock.

         8. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be converted pursuant to
Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Amended and Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

    B.   COMMON STOCK.

         1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division A. of this Article VI.

         3.   REDEMPTION.  The Common Stock is not redeemable.

         4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon any change in the authorized number of the Corporation's directors as provided in Article VII and shall otherwise be entitled to vote upon such matters and in such manner as may be provided by law.

                                     ARTICLE VII

    The authorized number of directors of the Corporation shall be six, and such authorized number of directors shall not thereafter be increased or decreased. This Article VII may not be amended without (i) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock and (ii) the affirmative vote of at least a majority of the outstanding shares of Preferred Stock, each class of stock voting separately as a class.

                                     ARTICLE VIII

    To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Neither any amendment nor repeal of this ARTICLE VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
ARTICLE VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                      ARTICLE IX

    To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other


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

persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

                                      ARTICLE X

    Subject to the provisions of this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      ARTICLE XI

    The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors; and provided, further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

    FOURTH:   That thereafter, pursuant to resolution of the Board of
Directors, the Amended and Restated Certificate of Incorporation, as so amended and restated, was submitted to the stockholders for their approval, which approval was given by written consent of a majority of the stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

    FIFTH:    That prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Amended and Restated Certificate of Incorporation, as so amended, by written consent.

    SIXTH:    That the Amended and Restated Certificate of Incorporation was
duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.


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

    IN WITNESS WHEREOF, Hybrid Networks, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this ____ day of __________, 1997.

                                  HYBRID NETWORKS, INC.


                                  ---------------------------------------------
                                  Carl S. Ledbetter, Chief Executive Officer

ATTEST:


----------------------------------
Daniel E. Steimle
Secretary


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